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                                                                    EXHIBIT 99.6

                         SUNSTONE HOTEL INVESTORS, INC.

                               1994 DIRECTORS PLAN

                    NOTICE OF GRANT OF AUTOMATIC STOCK OPTION


                  Notice is hereby given of the following stock option (the "Option") to purchase shares of the common stock of Sunstone Hotel Investors, Inc. (the "Corporation") which has been granted pursuant to the Corporation's 1994 Directors Plan (the "Plan"):

                  OPTIONEE:         FIELD (1)

                  GRANT DATE:       FIELD (2)

                  TYPE OF OPTION:   Non-Statutory Stock Option

                  EXERCISE PRICE:   $FIELD (3) per share

                  NUMBER OF OPTION SHARES:     1,500 shares

                  EXPIRATION DATE:  FIELD (4)

                  EXERCISE SCHEDULE:           The Option is immediately
                                               exercisable for
                                               all the Option Shares.

                  VESTING SCHEDULE:            The Option Shares are fully
                                               vested.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges receipt of a copy of the Plan Summary and Prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                  No Service Contract. No provision of this Notice of Grant, the attached agreements or the Plan shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee
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from the Board at any time in accordance with the provisions of applicable law.


DATED: ________________ , 199_


                                              SUNSTONE HOTEL INVESTORS, INC.

                                              By:______________________________

                                                       Title:__________________


                                                       ________________________
                                                       FIELD (1), OPTIONEE

                                                       Address:________________
                                                               ________________


EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN SUMMARY AND PROSPECTUS
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT



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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS